As filed with the Securities and Exchange Commission on November 10, 2025

Registration No. 333-289276

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JAMES RIVER GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	6331 (Primary Standard Industrial Classification Code Number)	98-0585280 (I.R.S Employer Identification Number)

1414 Raleigh Road, Suite 405

Chapel Hill, North Carolina 27517

Telephone: (919) 900-1200

(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive offices)

Jeanette Miller

Senior Vice President and Chief Legal Officer

1414 Raleigh Road, Suite 405

Chapel Hill, North Carolina 27517

Telephone: (919) 900-1200

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

With copies to:

Eric T. Juergens
Debevoise & Plimpton LLP

66 Hudson Boulevard
New York, New York 10001

(212) 909-6000

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one)

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction: Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registration statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to Registration Statement No. 333-289276 (the “Registration Statement”) is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”), by James River Group Holdings, Inc., a Delaware corporation (the “Company”), as the successor to James River Group Holdings, Ltd., a Bermuda exempted company. Effective November 7, 2025, James River Group Holdings, Ltd. changed its jurisdiction of incorporation from Bermuda to the State of Delaware (the “Domestication”) and changed its legal name to James River Group Holdings, Inc. The Company expressly adopts the Registration Statement, as modified by this Amendment, as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

For the purposes of this Amendment and the Registration Statement, references to the “Company,” “James River,” the “Registrant,” “we,” “our,” “us” and similar terms mean, as of any time prior to the Domestication, James River Group Holdings, Ltd. and, as of any time after the Domestication, James River Group Holdings, Inc. The information contained in this Amendment sets forth additional information to reflect the Domestication. All documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the effective date of the Domestication will not reflect the change in our name, jurisdiction of incorporation or capital structure.

The Domestication was effected in the manner described in the section of the Registration Statement entitled “The Domestication.” In the Domestication, James River Group Holdings, Ltd. discontinued its existence as a Bermuda exempted company as provided under Sections 132G and 132H of The Companies Act 1981 of Bermuda and, pursuant to Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”), continued its existence under the DGCL as a corporation incorporated in the State of Delaware. Our consolidated business, operations, assets and liabilities, as well as our principal locations (other than our registered office in Bermuda) and fiscal year, are the same immediately after the Domestication as they were immediately prior to the Domestication. In addition, the directors and executive officers of the Company immediately after the Domestication are the same individuals who were directors and executive officers, respectively, of James River Group Holdings, Ltd. immediately prior to the Domestication.

The Company’s common stock continues to be listed for trading on the Nasdaq Global Select Market under the ticker symbol “JRVR.” Upon effectiveness of the Domestication, the Company’s CUSIP number relating to its common stock changed to 46990A 102.

In connection with the Domestication, common shares of James River Group Holdings, Ltd., par value $0.0002 per share (the “common shares”) (including fractions of common shares, as the case may be), issued and outstanding immediately prior to the effective time of the Domestication automatically converted by operation of law into an equivalent number of shares of common stock, par value $0.0002 per share (the “common stock”) (or fractions of shares of common stock, as the case may be), of James River Group Holdings, Inc. The number of shares of common stock of the Company outstanding immediately after the Domestication is the same as the number of common shares of James River Group Holdings, Ltd. outstanding immediately prior to the Domestication. Consequently, each holder of a common share (or fraction thereof) of James River Group Holdings, Ltd. immediately prior to the Domestication held, immediately thereafter, a share of common stock (or fraction thereof) of the Company representing the same proportional equity interest in the Company as that shareholder held in James River Group Holdings, Ltd. and representing the same class of shares.

The rights of holders of the Company’s common stock are now governed by the Company’s Delaware certificate of incorporation, its Delaware by-laws and the DGCL, each of which is described in James River Group Holdings, Ltd.’s final prospectus relating to the Domestication, which was filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b)(3) on August 19, 2025 (the “Final Prospectus”). The Final Prospectus is part of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director or officer of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except (1) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions by a director or officer not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock repurchases or redemptions made to a director, (4) for any transaction from which the director or officer derived an improper personal benefit or (5) an officer in any action by or in the right of the corporation.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made with respect to any claim, issue or matter as to which he or she will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court will deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our certificate of incorporation provides that no director or officer of James River Group Holdings, Inc. shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer (including with regard to any actions taken or omitted as a director or officer of James River Group Holdings, Ltd., whether taken or omitted prior to the effective time of the Domestication, in connection with the discontinuance of James River Group Holdings, Ltd. in Bermuda or the continuance of James River Group Holdings, Ltd. in the State of Delaware or otherwise) except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may be amended. This provision in the certificate of incorporation does not eliminate the directors’ or officers’ fiduciary duty, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director or officer will be subject to liability for breach of the director’s or officer’s duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director or officer, and, with respect to directors only, for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s or officer’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The Company’s by-laws also provide that James River Group Holdings, Inc. shall indemnify and hold harmless to the fullest extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, formal or informal, including all appeals by reason of the fact that (x) such person is or was serving or has agreed to serve as a director or officer of James River Group Holdings, Inc., or (y) such person, while serving as a director or officer of James River Group Holdings, Inc., is or was serving or has agreed to serve at the request of James River Group Holdings, Inc. as a director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust or other enterprise or (z) such person is or was serving or has agreed to serve at the request of James River Group Holdings, Inc. as a director, officer or manager of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted by such person in such capacity, and who satisfies the applicable standard of conduct set forth in the DGCL or other applicable law. For purposes of the indemnification described in this paragraph, references to James River Group Holdings, Inc. include James River Group Holdings, Ltd. as incorporated under Bermuda law prior to the continuance of its existence under Delaware law as James River Group Holdings, Inc. James River Group Holdings, Inc. will remain obligated on any indemnification obligations of James River Group Holdings, Ltd. arising prior to the Domestication.

We maintain directors’ and officers’ insurance policies that cover our directors and officers.

Subject to limitations imposed by Delaware law, the Company may enter into agreements that provide indemnification to the directors, officers and other persons serving at our request as a director, officer, employee or agent of another enterprise for all actions, liabilities, losses, damages or expenses incurred or suffered by the indemnified person arising out of such person’s service in such capacity.

Item 21. Exhibits and Financial Statement Schedules

(a)  Exhibits. The following exhibits are filed as part of this Registration Statement:

EXHIBIT INDEX

Item 16. Exhibits

(a)	The following exhibits are filed herewith or incorporated herein by reference unless otherwise indicated:

Exhibit Number	Description of Document
2.1+	Stock Purchase Agreement dated November 8, 2023 by and among James River Group Holdings, Ltd. and Fleming Intermediate Holdings LLC (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed on November 9, 2023, Commission File No. 001-36777)

3.1	Certificate of Incorporation of James River Group Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on November 7, 2025; Commission File No. 001-36777)

3.2	Certificate of Designations of 7% Series A Perpetual Cumulative Convertible Preferred Shares of James River Group Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K filed on November 7, 2025; Commission File No. 001-36777)

3.3	By-laws of James River Group Holdings, Inc. (incorporated by reference to Exhibit 3.3 of the Current Report on Form 8-K filed on November 7, 2025; Commission File No. 001-36777)

4.1	Description of Registrant’s Securities Registered under Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.18 to the Annual Report on Form 10-K filed on February 28, 2023, Commission File No. 001-36777)

5.1*	Opinion of Debevoise & Plimpton LLP

10.1+	Credit Agreement, dated as of June 12, 2025, by and among James River Group Holdings, Ltd., KeyBank National Association, as Administrative Agent and Letter of Credit Issuer, KeyBank National Association and Truist Securities, Inc. as Joint Book Runners and Joint Lead Arrangers, Truist Bank as Syndication Agent, and the lender parties thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 13, 2025, Commission File No. 001-36777)

10.2	Continuing Guaranty of Payment, dated as of June 12, 2025, by James River Group Holdings UK Limited, as Guarantor, pursuant to Credit Agreement dated as of June 12, 2025, among James River Group Holdings, Ltd., KeyBank National Association, as Administrative Agent and Letter of Credit Issuer, KeyBank National Association and Truist Securities, Inc., as Joint Book Runners and Joint Lead Arrangers, Truist Bank as Syndication Agent, and the lender parties thereto (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on June 13, 2025, Commission File No. 001-36777)

10.3	Continuing Guaranty of Payment, dated as of June 12, 2025, by James River Group, Inc., as Guarantor, pursuant to Credit Agreement dated as of June 12, 2025, among James River Group Holdings, Ltd., KeyBank National Association, as Administrative Agent and Letter of Credit Issuer, KeyBank National Association and Truist Securities, Inc., as Joint Book Runners and Joint Lead Arrangers, Truist Bank as Syndication Agent, and the lender parties thereto (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on June 13, 2025, Commission File No. 001-36777)

10.4*	Form of Director & Officer Indemnification Agreement for James River Group Holdings, Inc.

10.5++	Amended and Restated James River Group Holdings, Ltd. Equity Incentive Plan (incorporated by reference to Exhibit 10.8 of the Registration Statement on Form S-1, Registration No. 333-199958, filed with the Commission on November 7, 2014)

10.6++	Form of Stock Option Agreement (Amended and Restated James River Group Holdings, Ltd. Equity Incentive Plan) (incorporated by reference to Exhibit 10.9 of the Registration Statement on Form S-1, Registration No. 333-199958, filed with the Commission on November 7, 2014)

10.7++	First Amendment to the Amended and Restated James River Group Holdings, Ltd. Equity Incentive Plan (incorporated by reference to Exhibit 10.10 of Amendment No. 1 to the Registration Statement on Form S-1, Registration No. 333-199958, filed with the Commission on November 24, 2014)

10.8++	James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.11 of Amendment No. 1 to the Registration Statement on Form S-1, Registration No. 333-199958, filed with the Commission on November 24, 2014)

10.9++	Amendment to the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on May 3, 2017, Commission File No. 001-36777)

10.10++	Second Amendment to the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 26, 2022, Commission File No. 001-36777)

10.11++	Third Amendment to the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 25, 2024; Commission File No. 001-36777)

10.12++	Fourth Amendment to the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 24, 2025; Commission File No. 001-36777)

10.13++	Form of Nonqualified Share Option Agreement (James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan) (incorporated by reference to Exhibit 10.12 of Amendment No. 1 to the Registration Statement on Form S-1, Registration No. 333-199958, filed with the Commission on November 24, 2014)

10.14++	Form of Restricted Share Award Agreement (James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan) (incorporated by reference to Exhibit 10.13 of Amendment No. 1 to the Registration Statement on Form S-1, Registration No. 333-199958, filed with the Commission on November 24, 2014)

10.15++	Form of Restricted Share Unit Award Agreement (James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan) (incorporated by reference to Exhibit 10.14 of Amendment No. 3 to the Registration Statement on Form S-1, Registration No. 333-199958, filed with the Commission on December 9, 2014)

10.16++	Form of Performance Restricted Share Unit Agreement (James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan) (incorporated by reference to Exhibit 10.21 to the Annual Report on Form 10-K filed on February 28, 2023, Commission File No. 001-36777)

10.17++	Form of Service-Based Restricted Share Unit Agreement (James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan) (incorporated by reference to Exhibit 10.22 to the Annual Report on Form 10-K filed on February 28, 2023, Commission File No. 001-36777)

10.18++	James River Group Holdings, Ltd. Short-Term Incentive Plan (incorporated by reference to Exhibit 10.23 to the Annual Report on Form 10-K filed on February 28, 2023, Commission File No. 001-36777)

10.19++	James River Group Holdings, Ltd. Short-Term Incentive Plan, as amended on April 24, 2025 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed on August 5, 2025, Commission File No. 001-36777)

10.20++	James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan (incorporated by reference to Exhibit 10.15 of Amendment No. 1 to the Registration Statement on Form S-1, Registration No. 333-199958, filed with the Commission on November 24, 2014)

10.21++	Amendment to the 2014 Non-Employee Director Incentive Plan (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on May 1, 2019, Commission File No. 001-36777)

10.22++	Second Amendment to the James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed on October 25, 2024; Commission File No. 001-36777)

10.23++	Third Amendment to the James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed on October 24, 2025; Commission File No. 001-36777)

10.24++	Form of Restricted Share Award Agreement (James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan) (incorporated by reference to Exhibit 10.16 of Amendment No. 1 to the Registration Statement on Form S-1, Registration No. 333-199958, filed with the Commission on November 24, 2014)

10.25++	Form of Restricted Share Unit Award Agreement (James River Group Holdings, Ltd., 2014 Non-Employee Director Incentive Plan) (incorporated by reference to Exhibit 10.17 of Amendment No. 3 to the Registration Statement on Form S-1, Registration No. 333-199958, filed with the Commission on December 9, 2014)

10.26++	Form of Retention Award Letter (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on July 31, 2024; Commission File No. 001-36777)

10.27++	Amended and Restated Employment Agreement, dated as of July 30, 2024, by and between Frank D’Orazio, James River Group Holdings, Ltd. and James River Group, Inc. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with on July 31, 2024; Commission File No. 001-36777)

10.28++	Employment Agreement, dated December 19, 2016, by and among James River Group Holdings, Ltd., James River Group, Inc., and Sarah C. Doran (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 22, 2016, Commission File No. 001-36777)

10.29++	Amendment to Employment Agreement dated December 19, 2016, between Sarah C. Doran and James River Group Holdings, Ltd., and its subsidiary, James River Group, Inc. (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed on November 8, 2018, Commission File No. 001-36777)

10.30++	Amended and Restated Employment Agreement, dated January 15, 2018, by and among James River Group, Inc., certain subsidiaries of James River Group, Inc. and Richard Schmitzer (incorporated by reference to Exhibit 10.22 to Annual Report on Form 10-K filed on March 1, 2018, Commission File No. 001-36777)

10. 31++	Amendment to Amended and Restated Employment Agreement, dated January 15, 2018, by and among James River Group, Inc., certain subsidiaries of James River Group, Inc. and Richard Schmitzer (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q filed on August 5, 2025, Commission File No. 001-36777)

10.32++	Amendment dated August 11, 2025 to Amended and Restated Employment Agreement, dated January 15, 2018, by and among James River Group, Inc., certain subsidiaries of James River Group, Inc. and Richard Schmitzer (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on August 14, 2025, Commission File No. 001-36777)

10.33++	Employment Agreement, dated August 19, 2021, by and between Michael J. Hoffmann and James River Group Holdings, Ltd. (incorporated by reference to Exhibit 10.44 to Amendment No. 1 to the Annual Report on Form 10-K filed on April 26, 2024, Commission File No. 001-36777)

10.34	Investment Agreement, dated February 24, 2022, by and between James River Group Holdings, Ltd. and GPC Partners Investments (Thames) LP (incorporated by reference to Exhibit 10.1 on the Current Report on Form 8-K filed on February 28, 2022; Commission File No. 001-36777)

10.35	Amendment No. 1 to the Investment Agreement, dated March 1, 2022, by and between James River Group Holdings, Ltd. and GPC Partners Investments (Thames) LP (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed on May 10, 2022; Commission File No. 001-36777)

10.36	First Amendment to the Investment Agreement, dated November 11, 2024, by and between James River Group Holdings, Ltd. and GPC Partners Investments (Thames) LP (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed on November 13, 2024; Commission File No. 001-36777)

10.37	Registration Rights Agreement, dated March 1, 2022, by and between James River Group Holdings, Ltd. and GPC Partners Investments (Thames) LP (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q filed on May 10, 2022; Commission File No. 001-36777)

10.38	First Amendment to the Registration Rights Agreement, dated as of November 11, 2024, by and among James River Group Holdings, Ltd. and GPC Partners Investments (Thames) LP (incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed on November 13, 2024; Commission File No. 001-36777)

10.39+	Loss Portfolio Transfer Reinsurance Agreement dated September 27, 2021 between James River Insurance Company and James River Casualty Company and Aleka Insurance, Inc. (incorporated by reference to Exhibit 10.1 on the Current Report on Form 8-K filed on September 30, 2021, Commission File No. 001-36777)

10.40	Trust Agreement dated September 27, 2021 among James River Insurance Company and James River Casualty Company, Aleka Insurance, Inc., and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 10.2 on the Current Report on Form 8-K filed on September 30, 2021, Commission File No. 001-36777)

10. 41+	Combined Loss Portfolio Transfer and Adverse Development Cover Reinsurance Contract dated July 2, 2024 between James River Insurance Company and James River Casualty Company and State National Insurance Company, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on July 9, 2024; Commission File No. 001-36777)

10.42	Subscription Agreement, dated November 11, 2024, by and between James River Group Holdings, Ltd. and Cavello Bay Reinsurance Limited (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on November 13, 2024; Commission File No. 001-36777)

10.43	Registration Rights Agreement, dated December 23, 2024, by and among James River Group Holdings, Ltd. and Cavello Bay Reinsurance Limited (incorporated by reference to Exhibit 10.40 to the Annual Report on Form 10-K filed on March 4, 2025, Commission File No. 001-36777)

10.44+	Adverse Development Cover Reinsurance Contract, dated November 11, 2024, by and between James River Insurance Company and James River Casualty Company, and Cavello Bay Reinsurance Limited (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed on November 13, 2024; Commission File No. 001-36777)

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1)

24#	Power of Attorney (included on the signature page of the original filing of this registration statement)

*	Filed herewith

#	Previously filed

+	Exhibit or Schedules to Exhibit not filed with the Securities and Exchange Commission pursuant to Item 601(b)(4)(iii) and Regulation 601(a)(5) of Regulation S-K. The Company will furnish a copy of the omitted Exhibit or Schedules to the SEC upon request.

++	Denotes a management contract or compensatory plan or arrangement.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, if a primary offering of securities of the undersigned registrant is deemed to occur pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, and if the securities are deemed to be offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(8)	That every prospectus (i) that is filed pursuant to paragraph (g)(1) of Item 512 of Regulation S-K or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(10)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(11)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chapel Hill, State of North Carolina, on the 10th day of November, 2025.

James River Group Holdings, Inc.

By:	/s/ Frank N. D’Orazio
	Name:	Frank N. D’Orazio
	Title:	Chief Executive Officer

Pursuant to the requirements of the Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 10th day of November, 2025.

Signature	Title

* Frank N. D’Orazio	Chief Executive Officer and Director (Principal Executive Officer)

* Sarah C. Doran	Chief Financial Officer (Principal Financial Officer)

* Michael E. Crow	Principal Accounting Officer (Principal Accounting Officer)

* Matthew B. Botein	Director

* Thomas L. Brown	Director

* Joel D. Cavaness	Director

* Kirstin M. Gould	Director

* Dennis J. Langwell	Director

* Christine LaSala	Director, non-Executive Chairperson of the Board

* Peter B. Migliorato	Director

*By:	/s/ Jeanette Miller
Jeanette Miller, as Attorney-in-Fact